UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 6, 2015
Date of Report (Date of earliest event reported)

RMR Industrials, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9595 Wilshire Blvd, Suite 310

Beverly Hills, CA 90212

___________________________

(Address of Principal Executive Offices)

(310) 409-4113
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 6, 2015 (the "Closing Date"), RMR Industrials, Inc., a Nevada corporation (the "Company") entered into Subscription Agreements (the "Subscription Agreement") with several accredited investors (the "Purchasers") to offer and sell 147,500 units of the Company’s securities (the “Units”) at $10.00 per unit for aggregate proceeds of $1,475,000 (the "Offering"). Each Unit entitles the Purchaser to one share of Class B Common Stock of the Company and a warrant (the “Warrant”) to purchase one share of Class B Common Stock at an exercise price of $12.50 with a term of five years.

The Units were issued pursuant to a prospectus dated as of October 30, 2015, filed with the Securities and Exchange Commission, in connection with a registration statement on Form S-1 originally filed on July 1, 2015, as amended (Registration No. 333-205416), which became effective on October 30, 2015 (the “Registration Statement”). The Company intends to use the net proceeds from this offering for general working capital purposes and acquisitions. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Subscription Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Subscription Agreement and form of Warrant, which are filed as Exhibit 99.1 and Exhibit 4.1, respectively, to the Registration Statement and incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR Industrials, Inc. a Nevada corporation

Dated: November 6, 2015	By:	/s/ Gregory Dangler
Gregory Dangler, President